EXHIBIT 99.1

CytomX Announces the First Patient Treated in
Phase 1/2 PROCLAIM-CX-2009 Trial

SOUTH SAN FRANCISCO, Calif., June 28, 2017 (GLOBE NEWSWIRE) -- CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today announced the treatment of the first patient in the PROCLAIM-CX-2009 study (Probody Clinical Assessment In Man), a Phase 1/2 clinical trial evaluating CX-2009 as monotherapy in patients with select advanced solid tumors. CX-2009 is a Probody drug conjugate (PDC) that targets CD-166, an antigen that is broadly and highly expressed in many types of cancers and is the first PDC to enter the clinic.

“The unique targeting ability of our Probody platform allows us to pursue targets not accessible to conventional antibody drug conjugates. With CX-2009, we are leveraging the high levels of CD-166 on many types of cancer cells despite its presence on normal tissue,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “By targeting CD-166 and localizing the activity of the CX-2009 Probody therapeutic to the tumor, we could potentially treat a number of cancers for which few, if any, treatment options exist.”

About CX-2009 and the PROCLAIM-CX-2009 Trial

CX-2009, a PDC that targets cell surface protein CD-166, is being developed for the treatment of solid tumors. CD-166 is highly and homogeneously expressed on multiple tumor types, such as breast cancer, endometrial cancer and prostate cancer. CytomX has demonstrated that CD-166 effectively internalizes antibody-drug conjugates resulting in potent cell killing in-vitro. CX-2009 is designed to target CD-166 specifically in the tumor microenvironment and deliver the tubulin-destabilizing maytansine payload, DM4, to cancer cells. In 2014, CytomX entered into a license agreement with ImmunoGen, Inc. to develop PDCs against a defined number of targets, bringing together CytomX's proprietary antibody masking technology and tumor-selective protease substrates with ImmunoGen's highly potent antibody drug conjugate cell-killing agents and engineered linkers. CX-2009 is wholly owned by CytomX.

CX-2009 is being studied within PROCLAIM, CytomX’s international modular umbrella clinical trial program that encompasses the Phase 1/2 development of multiple Probody therapeutics. PROCLAIM-CX-2009 is a dose-finding Phase 1/2 study evaluating CX-2009 as monotherapy in patients with select cancer types, including non-small cell lung cancer, breast cancer, ovarian cancer, endometrial cancer, cholangiocarcinoma (bile duct cancer), head and neck cancer and castration-resistant prostate cancer. The objectives of the study are to establish the safety, tolerability, pharmacokinetics, pharmacodynamics and preliminary antitumor activity of CX-2009.

More information about the trial is available at ClinicalTrials.gov.

CytomX Therapeutics Forward-Looking Statements
This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential efficacy of CytomX’s product candidates, the Company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the Company’s Phase 1/2 clinical trial of CX-2009. Two of our product candidates under our Probody platform are in the initial stages of clinical development and our other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Media Contact:

Canale Communications

Ian Stone

ian@canalecomm.com

619-849-5388

Investor Contact:

Trout Group

Pete Rahmer

prahmer@troutgroup.com

646-378-2973